Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance

A	2.9300%	83,700,000.00	20,663,013.30	42,142.99	971,607.62	0.00	971,607.62	1,013,750.61	19,691,405.68
Factors per Thousand				0.50350048	11.60821529		11.60821529	12.11171577	235.26171661

B	3.3500%	6,300,000.00	1,555,280.51	3,626.75	73,131.76	0.00	73,131.76	76,758.51	1,482,148.75
Factors per Thousand				0.57567460	11.60821587		11.60821587	12.18389048	235.26170635

Pool		90,000,000.00	22,218,293.81	45,769.74	1,044,739.38	0.00	1,044,739.38	1,090,509.12	21,173,554.43
Totals				0.50855267	11.60821533		11.60821533	12.11676800	235.26171589

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	50,452.20	(8,309.21)	42,142.99	2.9300%	0.00
B	4,341.90	(715.15)	3,626.75	3.3500%	0.00

HSBC Bank USA
Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

Schedule of Remittance

Aggregate Amount Received	1,274,442.45
Amount Available in the Spread Account	1,706,106.81
Interest Earnings on Spread Account	2,152.90
Monthly Advances	0.00
(Servicing Fee) *	(26,934.17)
(Premium Protection Fee)	(27,921.92)
(Unreimbursed Monthly Advances)	0.00

Available Funds	2,927,846.07

Bond Interest Distributed	45,769.74
Bond Principal Distributed	1,044,739.38
Escrow Fee	1,110.92
Specified Spread Account Requirement	1,706,106.81
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	130,119.22

2,927,846.07

Collateral Information

Aggregate Beginning Principal Balance of Loans		22,218,293.81
Aggregate Ending Principal Balance of Loans		21,173,554.43
Principal Prepayments (Number / Amount)	4	884,501.38
Curtailments		5,387.81
Excess and Monthly Payments		154,850.19
Recoveries on Previous Realized Losses		19,937.52
Interest Received		209,765.55
Amount of Monthly Advance		0.00
Compensating Interest		782.60
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	5,896,874.72
Specified Spread Account Requirement		1,706,106.81
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,836,226.03
Excess Spread / Extra Interest	64,506.61	71,678.10
Weighted Average SBA Loan Interest Rate		7.2882%
Weighted Average Maturity		149.118

Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$25,639.71

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

Exhibit K

Outstanding Balance — Pool	21,173,554.43
# Accounts	307

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	24	1,090,671.93	5.151%
Delinquent 30-59 Days	4	270,018.74	1.275%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	4	194,440.85	0.918%
Delinquent 180-719	1	278,790.28	1.317%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	33	1,833,921.80	8.661%

Outstanding Balance — Gross	75,599,157.41
# Accounts	307

Delinquent Information	# Loans	Gross Amount	Gross %

Delinquent 1-29 Days	24	4,379,958.81	5.794%
Delinquent 30-59 Days	4	1,080,073.53	1.429%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	4	777,761.83	1.029%
Delinquent 180-719	1	831,936.76	1.100%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	33	7,069,730.93	9.352%

HSBC Bank USA
Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class A	Class B	Pool
(ii)	247	247	247
(iii)	0	0	10
(iv)	0	0	0
(v)	0	0	2
(x) (a&b) (i)	1	1	1
(ii)	0	0	0
(iii)	0	0	0
total	1	1	1

(x) (c&d) (i)	12	12	12
(ii)	0	0	0
(iii)	0	0	0
(iv)	0	0	0
(v)	0	0	0
(vi)	0	0	0
(vii)	0	0	0
total	12	12	12

(xii)	235	235	235

HSBC Bank USA
Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 01/31/2005 Determination Date: 02/10/2005 Distribution Date: 02/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson Title: Assistant Vice President

HSBC Bank USA
Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300